Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Terex Corporation and Affiliates' 401(k) Retirement Savings Plan of our report dated August 22, 1995, with respect to the combined financial statements of PPM S.A. and Legris Industries, Inc. included in Amendment No. 1 to Form 8-K/A dated August 28, 1995, filed with the Securities and Exchange Commission



Greenville, South Carolina
February 14, 1996